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                                                                   EXHIBIT 13(b)

                          CLASS B DISTRIBUTION PLAN OF

                       MERCURY PAN-EUROPEAN GROWTH FUND OF

                      MERCURY ASSET MANAGEMENT FUNDS, INC.

                             PURSUANT TO RULE 12b-1

           DISTRIBUTION PLAN made as of the ___ day of ____, 1998, by and between Mercury Asset Management Funds, Inc., a Maryland corporation (the "Corporation"), on behalf of its series, Mercury Pan-European Growth Fund (the "Fund"), and Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc., a Delaware corporation (the "Distributor").

                              W I T N E S S E T H:

           WHEREAS, the Corporation intends to engage in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

           WHEREAS, the Directors of the Corporation (the "Directors") are authorized to establish separate series relating to separate portfolios of securities, each of which may offer separate classes of shares, and

           WHEREAS, the Directors have established the Fund as a series of the Corporation;

           WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

           WHEREAS, the Corporation on behalf of the Fund proposes to enter into a Class B Shares Distribution Agreement with the Distributor, pursuant to which the Distributor will act as the exclusive distributor and representative of the Fund in the offer and sale of Class B shares of common stock, par value $0.0001 per share (the "Class B Shares"), of the Fund to the public; and

           WHEREAS, the Corporation on behalf of the Fund desires to adopt this Class B Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act pursuant to which the Fund will pay an account maintenance fee and a distribution fee to the Distributor with respect to the Fund's Class B Shares; and

           WHEREAS, the Directors of the Corporation have determined that there is a reasonable likelihood that adoption of the Plan will benefit the Fund and its Class B shareholders.

           NOW, THEREFORE, the Corporation on behalf of the Fund hereby adopts, and the Distributor hereby agrees to the terms of, the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:


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           1. The Corporation shall pay the Distributor with respect to the
Class B Shares an account maintenance fee under the Plan at the end of each month at the annual rate of 0.25% of average daily net assets of the Fund relating to the Class B Shares to compensate the Distributor and securities firms with which the Distributor enters into related agreements pursuant to Paragraph 3 hereof ("Sub-Agreements") for providing account maintenance activities with respect to Class B shareholders of the Fund. Expenditures under the Plan may consist of payments to financial consultants for maintaining accounts in connection with Class B Shares and payment of expenses incurred in connection with such account maintenance activities including the costs of making services available to shareholders including assistance in connection with inquiries related to shareholder accounts.

           2. The Corporation shall pay the Distributor a distribution fee under the Plan at the end of each month at the annual rate of 0.75% of average daily net assets of the Fund relating to Class B Shares to compensate the Distributor and the securities firms with which the Distributor enters into related Sub-Agreements for providing sales and promotional activities and services. Such activities and services will relate to the sale, promotion and marketing of the Class B Shares. Such expenditures may consist of sales commissions to financial consultants for selling Class B Shares, compensation, sales incentives and payments to sales and marketing personnel, and the payment of expenses incurred in its sales and promotional activities, including advertising expenditures related to the Fund and the costs of preparing and distributing promotional materials. The distribution fee may also be used to pay the financing costs of carrying the unreimbursed expenditures described in this paragraph 2. Payment of the distribution fee described in this Paragraph 2 shall be subject to any limitations set forth in any applicable regulation of the National Association of Securities Dealers, Inc.

           3. The Corporation hereby authorizes the Distributor to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities and services of the type referred to in Paragraphs 1 and 2 hereof. the Distributor may reallocate all or a portion of its account maintenance fee or distribution fee to such Securities Firms as compensation for the above-mentioned activities and services. Such Sub-Agreement shall provide that the Securities Firms shall provide the Distributor with such information as is reasonably necessary to permit the Distributor to comply with the reporting requirements set forth in Paragraph 4 hereof.

           4. The Distributor shall provide the Corporation for review by the Board of Directors, and the Directors shall review at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and the distribution fee during such period.

           5. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Directors of the Corporation and (b) those Directors of the Corporation who are not "interested persons" of the Corporation, as defined in

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the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

           6. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 5.

           7. The Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding Class B voting securities of the Fund.

           8. The Plan may not be amended to increase materially the rate of payments provided for herein unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class B voting securities of the Fund, and by the Directors of the Corporation in the manner provided for in Paragraph 5 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 5 hereof.

           9. While the Plan is in effect, the selection and nomination of Directors who are not interested persons, as defined in the Investment Company Act, of the Corporation shall be committed to the discretion of the Directors who are not interested persons.


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           10. The Corporation shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 4 hereof, for a period of not less than six years from the date of the Plan, or the date of such agreement or report, as the case may be, the first two years in an easily accessible place.

           IN WITNESS WHEREOF, the parties hereto have executed this Plan as of the date first above written.

                                       MERCURY ASSET MANAGEMENT FUNDS, INC.
                                       on behalf of its series,
                                       MERCURY PAN-EUROPEAN
                                       GROWTH FUND



                                       By
                                         ---------------------------------------
                                            Title: President


                                       MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.


                                       By
                                         ---------------------------------------
                                            Title: Vice President and Treasurer


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                 CLASS B SHARES DISTRIBUTION PLAN SUB-AGREEMENT



           AGREEMENT made as of the ____ day of _________, 1998 by and between Mercury Funds Distributor, a division of Princeton Funds Distributor, Inc., a Delaware corporation (the "Distributor"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Securities Firm").

                              W I T N E S S E T H :

           WHEREAS, the Distributor has entered into an agreement with Mercury Asset Management Funds, Inc. a Maryland corporation (the "Corporation") on behalf of its series, Mercury Pan-European Growth Fund (the "Fund") pursuant to which it acts as the exclusive distributor for the sale of Class B shares of common stock of the Fund, par value $0.0001 per share (the "Class B Shares"); and

           WHEREAS, the Distributor and the Corporation have entered into a Class B Shares Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act") pursuant to which the Distributor receives an account maintenance fee from the Fund at the annual rate of 0.25% of average daily net assets of the Fund relating to Class B Shares for account maintenance activities related to the Class B Shares and a distribution fee from the Fund at the annual rate of 0.75% of average daily net assets of the Fund relating to Class B Shares for providing sales and promotional activities and services related to the distribution of Class B Shares; and

           WHEREAS, the Distributor desires the Securities Firm to perform certain account maintenance activities and sales and promotional activities and services for the Fund's Class B shareholders and the Securities Firm is willing to perform such activities and services;

           NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

           1. The Securities Firm shall provide account maintenance activities and services with respect to the Class B Shares of the types referred to in Paragraph 1 of the Plan.

           2. The Securities Firm shall provide sales and promotional activities and services with respect to the sale of the Class B Shares and incur distribution expenditures of the types referred to in paragraph 2 of the Plan.

           3. As compensation for its activities and services performed under this Agreement, the Distributor shall pay the Securities Firm an account maintenance fee and a distribution fee at the end of each calendar month in an amount agreed upon by the parties hereto.


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           4. The Securities Firm shall provide the Distributor, at least quarterly, such information as reasonably requested by the Distributor to enable the Distributor to comply with the reporting requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee and the distribution fee during such period referred to in Paragraph 4 of the Plan.

           5. This Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Directors of the Corporation and (b) those Directors of the Corporation who are not "interested persons" of the Corporation, as defined in the Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on this Agreement.

           6. This Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 5.

           7. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

           IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        MERCURY FUNDS DISTRIBUTOR, a division of PRINCETON FUNDS DISTRIBUTOR, INC.


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:



                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                            INCORPORATED


                                        By
                                          --------------------------------------
                                          Name:
                                          Title:


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